UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2015

GOGO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35975	27-1650905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 North Arlington Heights Rd. Itasca, IL	60143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

630-647-1400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Gogo Inc. (“Gogo”) is filing as Exhibit 99.1 hereto a press release issued on March 24, 2015 by Gogo announcing the sale of $5.94 million in aggregate principal amount of its 3.75% convertible senior notes due 2020 (the “Notes”) in respect of Gogo’s previously announced private offering of the Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a partial exercise of the initial purchasers’ option to purchase additional notes to cover over-allotments, the content of which is incorporated by reference in this Item 8.01.

In addition, Gogo hereby announces that it has determined that “Shareholder Approval”, as such term is defined in the indenture, dated March 9, 2015 (the “Indenture”), by and between Gogo and U.S. Bank National Association, as trustee, governing the Notes (the “Indenture”), is no longer required under NASDAQ Stock Market Rule 5635. Disclosure of Gogo’s determination in this regard on this Form 8-K shall be deemed notice to the holders of the Notes, the Trustee and the conversion agent for the Notes in accordance with the terms of the Indenture.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

99.1	Press Release of Gogo, dated March 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOGO INC.

By:	/s/ Norman Smagley
Norman Smagley Executive Vice President and Chief Financial Officer

Date: March 24, 2015